UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

NUANCE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30203	94-3208477
(Commission File Number)	(IRS Employer Identification No.)

1380 Willow Road, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 847-0000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 18, 2005, Nuance Communications, Inc. received a copy of a complaint naming it and the members of its board of directors as defendants in a lawsuit filed on May 13, 2005 in the Superior Court of the State of California, County of San Mateo, by Mr. Frank Capovilla on behalf of himself and, purportedly, the holders of Nuance’s common stock.

The complaint alleges, among other things, that Nuance’s directors breached their fiduciary duties to Nuance’s stockholders respecting the Agreement and Plan of Merger that Nuance entered into with ScanSoft, Inc. on May 9, 2005. The complaint seeks to declare that the Agreement and Plan of Merger is unenforceable. The complaint also seeks an award of attorneys’ and experts’ fees.

Nuance believes the allegations of this lawsuit are without merit, and expects that it and its directors will vigorously contest this action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
(Registrant)

Date: May 24, 2005	By:	/s/ Douglas Clark Neilsson
Douglas Clark Neilsson
Vice-President and General Counsel